EXHIBIT (i)



                  Opinion and Consent of Counsel
               Consent of Counsel, January 11, 1999







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                       SULLIVAN & WORCESTER
                      ONE POST OFFICE SQUARE

                   BOSTON, MASSACHUSETTS 02109

                          (617) 338-28OO

                   TELECOPIER NO. 617-338-2880


                              October 21, 1986


The Elite Group
914 18th Avenue, East
Seattle, WA 98114

Gentlemen:

This opinion is being delivered to you in connection with your Registration Statement on Form N-lA under the Securities Act of 1933, as amended, under which you have registered an indefinite number of shares (the "Shares") of beneficial interest, no par value per share, pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended.

We have made such inquiry of your officers and trustees and have examined such documents, records and certificates and other documents and such questions of law as we have deemed necessary for the purposes of this opinion.

In rendering this opinion, we have relied, with your approval, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and have assumed, with your approval, that the signatures on all documents examined by us are genuine, which facts we have not independently verified.

Based upon and subject to the foregoing, we are of the opinion that, when issued for valid consideration, the Shares will be legally and validly issued, fully paid and nonassessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do no-thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1922, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


SULLIVAN & WORCESTER




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                     SULLIVAN & WORCESTER LLP
                      ONE POST OFFICE SQUARE
                   BOSTON, MASSACHUSETTS 02109
                          (617) 338-2800
                         FAX 617-338-2880















                                                       January
                                                    11, 1999





      The Elite Group
      914 18th Avenue East
      Seattle, WA  98114



      Ladies and Gentlemen:

            We hereby consent to your filing our opinion to you dated October 21, 1986, as an exhibit to your Registration Statement on Form N-1A under the Securities Act of 1933, as amended.


                                                    Very truly
                                                    yours,

                                                    /s/ Sullivan
& Worcester LLP

                                                      Sullivan &
                                                    Worcester LLP


      WLHD:blc




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